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                                                                 EXHIBIT e(1)(i)

                  AMENDED AND RESTATED SCHEDULE OF PORTFOLIOS

                              WITH RESPECT TO THE

                             DISTRIBUTION AGREEMENT

                                    BETWEEN

                          ING VARIABLE PRODUCTS TRUST

                                      AND

                           ING FUNDS DISTRIBUTOR, LLC

PORTFOLIOS

ING VP Convertible Portfolio
ING VP Disciplined LargeCap Portfolio
ING VP Financial Services Portfolio
ING VP Growth + Value Portfolio
ING VP Growth Opportunities Portfolio
ING VP High Yield Bond Portfolio
ING VP International Value Portfolio
ING VP LargeCap Growth Portfolio
ING VP MagnaCap Portfolio
ING VP MidCap Opportunities Portfolio
ING VP Real Estate Portfolio
ING VP SmallCap Opportunities Portfolio